UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 3, 2020, Lantheus Holdings, Inc. issued a press release announcing that it entered into a stock purchase agreement to sell its Puerto Rico radiopharmacy and PET manufacturing facility (PMF) to PharmaLogic Holdings Corp. (“PharmaLogic”) and agreed to enter into long-term supply agreement with PharmaLogic.

The transaction includes both the Puerto Rico radiopharmacy and PMF located in San Juan, Puerto Rico. The radiopharmacy prepares individual, patient-ready doses of radiopharmaceuticals, and the PMF manufactures the drug product for individual, patient-ready doses of fluorodeoxygluocose (FDG). The long-term supply agreement provides that the Company will continue to supply PharmaLogic with the Company’s products and PharmaLogic will commit to purchase certain products. The transaction is subject to customary closing conditions and is expected to close early in the first quarter of 2021. The Company will provide certain transition services to PharmaLogic immediately following the closing.

The business performed by the Puerto Rico radiopharmacy and PMF represented revenue and net income contributions to the consolidated financial results for the trailing 12 months ended September 30, 2020 of approximately $10.9 million and $1.1 million, respectively. The purchase price for the transaction is $18 million in cash, subject to working capital and other customary adjustments. Proceeds from this transaction are intended to be used in the Company’s core businesses and product pipeline.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lantheus Holdings, Inc. announcing its agreement to sell its Puerto Rico radiopharmacy and PET manufacturing facility and enter into long-term supply agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President and General Counsel

Date: December 3, 2020